UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2015

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (412) 442-8200

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2015, Matthews International Corporation ("Matthews" or "the Company") announced the appointment of Don W. Quigley, Jr. to the Matthews Board of Directors (the "Board").  In accordance with the Company's Corporate Governance Guidelines, Mr. Quigley will be nominated for election as a director by the Company's shareholders at the 2016 Annual Meeting.   There are no arrangements or understandings between Mr. Quigley and any other persons pursuant to which Mr. Quigley was selected as a director. There are also no family relationships between Mr. Quigley and any director or executive officer of the Company, and Mr. Quigley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Quigley will be compensated as a director of the Company in accordance with the provisions of the 2014 Director Fee Plan (the "Plan"), which is discussed in the Company's 2015 Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K/A for the year ended September 30, 2014.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

99.1 Press Release, dated September 30, 2015, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
and Secretary

Date: October 2, 2015